Exhibit 99.1

Mohegan Sun

Slot Machine Statistical Report

	Slot Handle (1)	Gross Slot Win (2)	Gross Slot Hold Percentage (3)	Slot Win Contribution (4)	Free Promotional Slot Play Contribution (5)	Weighted Average Number of Slot Machines (6)
October-13	$592,664,968	$48,962,324	8.26%	$12,240,581	$—	5530
November-13	627,548,160	49,302,824	7.86%	12,325,706	245,874	5530
December-13	570,616,991	45,897,679	8.04%	11,474,420	—	5525
January-14	542,590,542	43,173,949	7.96%	10,793,487	26,423	5503
February-14	525,763,484	43,856,419	8.34%	10,964,105	—	5468
March-14	625,581,095	51,887,328	8.29%	12,971,832	—	5447

Fiscal Year 2014	$3,484,765,240	$283,080,523	8.12%	$70,770,131	$272,297

October-12	$576,540,936	$48,453,564	8.40%	$12,113,391	$—	5695
November-12	592,387,489	49,983,641	8.44%	12,495,910	—	5569
December-12	616,075,474	50,040,861	8.12%	12,510,215	—	5559
January-13	573,125,293	47,079,938	8.21%	11,769,985	—	5550
February-13	550,181,967	45,415,017	8.25%	11,353,754	—	5532
March-13	700,669,432	58,677,350	8.37%	14,669,338	—	5542
April-13	627,501,964	52,646,629	8.39%	13,161,657	—	5533
May-13	655,412,962	54,980,311	8.39%	13,745,078	—	5527
June-13	640,366,639	50,501,686	7.89%	12,625,421	624,957	5530
July-13	673,655,913	54,621,767	8.11%	13,655,442	54,703	5541
August-13	700,399,159	56,353,417	8.05%	14,088,354	271,712	5528
September-13	621,504,820	49,925,454	8.03%	12,481,364	209,416	5530

Fiscal Year 2013	$7,527,822,048	$618,679,635	8.22%	$154,669,909	$1,160,788

(1)	“Slot Handle” is defined as amounts wagered by patrons on slot machines, including free promotional slot plays.
(2)	“Gross Slot Win,” sometimes referred to as gross slot revenues, is defined as amounts wagered less prizes paid out.
(3)	“Gross Slot Hold Percentage” is defined as the percentage of slot handle that is held by slot machines. Gross slot hold percentage is derived by dividing gross slot win by slot handle.
(4)	“Slot Win Contribution” is defined as the portion of gross slot win that must be paid to the State of Connecticut on a monthly basis. For each 12-month period commencing July 1, 1995, the contribution is the lesser of (a) 30% of gross slot win, or (b) the greater of (i) 25% of gross slot win or (ii) $80.0 million.
(5)	“Free Promotional Slot Play Contribution” is defined as the portion of free promotional slot plays that must be paid to the State of Connecticut on a monthly basis. The contribution was 25% of the value of free promotional slot plays exceeding 5.5% of gross slot win. Effective July 1, 2012, the threshold before contribution payments on free promotional slot plays are required was increased from 5.5% of gross slot win to 11%.
(6)	“Weighted Average Number of Slot Machines” is defined as the weighted average number of slot machines on the casino gaming floor during the monthly period.